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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


The Board of Trustees of
Constellation Funds:

We consent to the use of our report dated November 19, 2004, with respect to the financial statements of the Constellation Clover Large Cap Value Fund, Constellation Clover Core Value Fund, Constellation Clover Small Cap Value Fund, Constellation Clover Core Fixed Income Fund, Constellation Chartwell Ultra Short Duration Fixed Income Fund, Constellation Chartwell Short Duration Fixed Income Fund, Constellation Chartwell High Yield Fund, Constellation HLAM Large Cap Value Fund, Constellation Pitcairn Diversified Value Fund, Constellation Pitcairn Select Value Fund, Constellation Pitcairn Diversified Growth Fund, Constellation Pitcairn Small Cap Fund, Constellation Pitcairn Family Heritage Fund, Constellation Pitcairn Taxable Bond Fund, Constellation Pitcairn Tax-Exempt Bond Fund, Constellation Sands Capital Select Growth Fund, Constellation TIP Small Cap Value Opportunities Fund, Constellation TIP Financial Services Fund, Constellation TIP Healthcare & Biotechnology Fund, Constellation TIP Core Growth Fund (formerly TIP Tax Managed US Equity Fund), Constellation International Equity Fund and Constellation Strategic Value and High Income Fund (the "Funds"), twenty-two of the funds constituting Constellation Funds as of and for the year or period ended September 30, 2004, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 26, 2005